EXHIBIT 99.1

General Employment Enterprises, Inc. Announces Name Change to GEE Group Inc.

Naperville, IL, May 31, 2016 / MarketWired / - General Employment Enterprises, Inc. (NYSE MKT: JOB) ("the Company" or "General Employment"), a provider of professional staffing services and solutions, today announced that it intends to change its name to GEE Group Inc. subject to shareholder and regulatory approvals. The name change is anticipated to become effective after such approvals and upon the Company giving notice to the appropriate regulatory authorities and filing the amendments to its Articles of Incorporation. To that end, the Company filed on May 27, 2016 a preliminary proxy statement with the U.S. Securities and Exchange Commission ("SEC") announcing that at the Annual Meeting of Shareholders for the Company to be held on July 12, 2016 in Washington, D.C., shareholders will be asked to approve the name change in addition to other proposals set forth in the proxy statement. The preliminary proxy statement is subject to review by the SEC. A definitive proxy statement will be made available to investors following completion of the SEC's review. Shareholders are strongly urged to read the preliminary proxy statement, definitive proxy statement and other relevant documents filed with the SEC when they become available. A free copy of the preliminary and definitive proxy statements and other filings may be obtained at the SEC's website at www.sec.gov.

The name change, if approved, will not affect the the rights or interests of the Company's shareholders and outstanding stock certificates will not be affected by the name change and will not need to be exchanged. If a physical certificate represents a shareholder's shares of Common Stock currently, that certificate will continue to represent such shareholder's ownership of such shares. When physical certificates are presented in the ordinary course, new certificates bearing the new corporate name will be used. If the name change is approved, the Company will retain its ticker symbol of "JOB" and continue to trade on the NYSE MKT stock exchange. General Employment does not expect that the name change will cause significant expenses to the company.

Derek E. Dewan, Chairman and Chief Executive Officer, stated, "Our new name is intended to more clearly reflect the Company's transformation from a predominantly commercial staffing company into a highly specialized staffing services, consulting and human resources solutions provider. The name change creates a platform to help better position our specialty operating brands and go to market strategy in the professional services division which includes our information technology, healthcare, engineering and finance/accounting specialties. This division now represents approximately 78% of total revenue and we are refining and consolidating our branding as appropriate while integrating key operating and financial functions of the companies we acquired." Dewan added, "We remain highly focused on enhancing shareholder value by investing in our existing business segments, continuing to acquire companies that increase or complement our service offerings and improving our financial performance."

About General Employment Enterprises, Inc.

General Employment Enterprises, Inc. was incorporated in the State of Illinois in 1962, is a provider of specialized staffing solutions and is the successor to employment offices doing business since 1893. The Company operates in two industry segments, providing professional staffing services and solutions in the information technology, engineering, finance and accounting specialties and light industrial staffing services through the names of General Employment, Access Data Consulting, Agile Resources, Ashley Ellis, Omni-One, Paladin Consulting and Triad. Also, in the healthcare sector, General Employment, through its Scribe Solutions brand, staffs medical scribes who assist physicians in emergency departments of hospitals and in medical practices by providing required documentation for patient care in connection with electronic medical records (EMR).

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Forward-Looking Statements

In addition to historical information, this press release contains statements relating to the Company's future results (including certain projections, pro forma financial information and business trends) that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, (the "Exchange Act"), and are subject to the "safe harbor" created by those sections. The statements made in this press release that are not historical facts are forward-looking statements that are predictive in nature and depend upon or refer to future events. Such forward-looking statements often contain or are prefaced by words such as "will", "may," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential," "intends," "suggests," "appears," "seeks," or variations of such words or similar words and expressions. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and consequently, as a result of a number of factors, the Company's actual results could differ materially from those expressed or implied by such forward-looking statements. Certain factors that might cause the Company's actual results to differ materially from those in the forward-looking statements include, without limitation: (i) the loss, default or bankruptcy of one or more customers; (ii) changes in general, regional, national or international economic conditions; (iii) an act of war or terrorism or cyber security breach that disrupts business; (iv) changes in the law and regulations; (v) the effect of liabilities and other claims asserted against the Company; (vi) changes in the size and nature of the Company's competition; (vii) the loss of one or more key executives; (viii) increased credit risk from customers; (ix) the Company's failure to grow internally or by acquisition or the failure to successfully integrate acquisitions; (x) the Company's failure to improve operating margins and realize cost efficiencies and economies of scale ; (xi) the Company's failure to attract, hire and retain quality recruiters, account managers and salesmen; (xii) the Company's failure to recruit qualified candidates to place at customers for contract or full-time hire; and such other factors as set forth under the heading "Forward-Looking Statements" in the Company's annual reports on Form 10-K, its quarterly reports on Form 10-Q and in the Company's other filings with the Securities and Exchange Commission (SEC). More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC's web site athttp://www.sec.gov. The Company is under no obligation to (and expressly disclaims any such obligation to) and does not intend to publicly update, revise or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact:

General Employment Enterprises, Inc.

Andrew J. Norstrud

813.803.8275

invest@genp.com